Exhibit 99.2

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EDITED TRANSCRIPT

DRE - Q1 2012 Duke Realty Earnings Conference Call

EVENT DATE/TIME: APRIL 26, 2012 / 07:00PM GMT

OVERVIEW:

DRE reported 1Q12 core FFO was $0.24 per share.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

CORPORATE PARTICIPANTS

Ron Hubbard Duke Realty Corp - VP

Denny Oklak Duke Realty Corp - Chairman and CEO

Christie Kelly Duke Realty Corp - RVP and CFO

CONFERENCE CALL PARTICIPANTS

Josh Attie Citigroup - Analyst

James Feldman BofA Merrill Lynch - Analyst

Paul Adornato BMO Capital Markets - Analyst

Ki Bin Kim Macquarie Research Equities - Analyst

David Rodgers RBC Capital Markets - Analyst

Blaine Heck Wells Fargo Securities - Analyst

John Stewart Green Street Advisors - Analyst

Vincent Chao Deutsche Bank - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Duke Realty quarterly earnings conference call. At this time all participants are in a listen-only mode, and then later, we’ll have a question-and-answer session. The instructions will be given at that time.

(Operator Instructions)

As a reminder, the conference is being recorded. I’d now like to the conference over to our host, Mr. Ron Hubbard. Please go ahead, sir.

Ron Hubbard - Duke Realty Corp - VP

Thank you. Good afternoon everyone, and welcome to our first quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer, Christie Kelly, Executive Vice-President and Chief Financial Officer, and Mark Denien, Chief Accounting Officer. Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. For more information about those risk factors, we would refer you to our December 31, 2011 10-K that we have on file with the SEC. Now, for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Thank you, Ron. Good afternoon everyone. Today I will highlight some of our key accomplishments during the quarter in both our operational and asset strategies. Christie will then address our first quarter financial performance and progress on our capital strategy. Then I’ll finish up with our prepared remarks with some comments about our outlook for the remainder of 2012. By all accounts, the first quarter was a great success for Duke Realty and I’m very proud of our team for their accomplishments. We signed over 8.7 million square feet of leases in the first quarter, the highest quarterly total in five years. We had positive net absorption during the quarter of nearly 3.7 million square feet, which rivals our annual net absorption for both 2010 and 2011.

We increased our overall occupancy by 144 basis points to 92.11%, which believe it or not, is our highest level of overall occupancy since the first quarter of 1997. We started development of $121 million of 100% long-term lease industrial and medical office projects, which will have an average initial stabilized yield of 7.05%. We completed $157 million and $65 million of strategic acquisitions and dispositions, respectively. We made continued progress on our asset repositioning strategy. Finally, we issued $147 million of new common equity and redeemed $168 million of our preferred shares, reducing our overall leverage in accordance with our capital strategy.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

From a macro perspective, we’ve been pleasantly surprised with the momentum in economic and consumer and business sentiment, which appear to be improving the confidence in our customers to execute new, renewal, or expansion lease decisions, as well as execute construction and development transactions. Absorption and occupancies continue to trend up in bulk industrial and medical office, but suburban office continues to tread water, with the recovery still a number of quarters in the distance. We’re hopeful that the steady economic uptick will continue, though given still elevated macroeconomic and geopolitical risks in Europe and the Middle East, and given the looming political showdown here in the US this fall, we know there are still continued risks to our business.

Fortunately, the execution of our asset and capital strategies the last few years have placed Duke Realty in a strong position for future growth, as well as being better able to weather volatility from occasional macroeconomic shocks. We also renewed 84% of our leases during the quarter, and attained an overall rental rate growth on these renewals of 1.8%. We achieved positive same property NOI for the 3 and 12 months ended March 31, of 4.7% and 3.6%, respectively. Other than retail, all product (technical difficulty) types produced positive results. Now let me touch on some of the key activity within each product type for the quarter.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Excuse me. The national industrial market continues to show slow improvement, with demand drivers improving on all fronts. Early indications show first quarter vacancy levels declined another 10 basis points or so, and down 20 to 30 basis points, in some of our key markets, such as Atlanta and Indianapolis. Rental rate growth is relatively flat nationwide, but some pricing power has returned in select markets. Another recent data point is that the Georgia Port Authority hit an all-time cargo tonnage record in March, growing a significant 8% over the same period a year ago, which we expect to bode well for our dominant position in Savannah. With respect to leasing in our in-service portfolio, we completed over 2.8 million square feet of new industrial leases and approximately 3 million square feet of renewal leases. Including new leases on development build-to-suits, our industrial leases totaled over 7.4 million square feet, a record industrial leasing quarter for the Company.

This leasing activity increased our overall industrial occupancy to 93.6% at March 31. Some of our larger lease deals including the signing of a new deal to backfill a 1.1 million square foot distribution center in Atlanta that was vacated at year end. The tenant is Carter’s, a major children’s clothing retailer, who will use the facility for their growing Internet sales distribution. This was a great transaction for us as the space was only vacant for three months. The rental rate on this deal was very competitive, but we get nice rent increases and our tenant retrofit cost to backfill this space for 11 years was very low, at under $2 per square foot. We also signed leases totaling almost 1.4 million square feet on two build-to-suit development projects, which I’ll discuss shortly.

Finally, we executed an expansion and renewal industrial lease totaling 321,000 square feet with Ashland Chemical, a Fortune 500 company at our World Park Complex in Cincinnati. The office leasing environment continues to be challenging, as expected. Occupancy levels continue to be in the 85% to 86% range, as they have been for the last year. Total office leasing for the quarter was 1.1 million square feet, with average renewal rents growing just 0.5%. We did sign a sizable expansion and renewal in Washington, DC with a major tenant, Scitor, in our buildings in the Westfields. On the medical office front, leasing activity and development opportunities continue to gain traction. Our medical office portfolio occupancy increased by 115 basis points, from year end, to 90.1%, and we started one new development projects, which I’ll cover in a minute.

Healthcare providers appear to be gaining more confidence in their growth prospects, and are pulling the trigger on expansion plans. We have a solid backlog of leasing and development prospects for the remainder of 2012. We also made good progress on our asset strategy during the quarter. We acquired $157 million of properties. These acquisitions included a two-building, 1 million square foot bulk industrial portfolio in Columbus, Ohio that is 86% leased to three tenants. We also acquired an 827,000 square foot bulk industrial facility in Chicago that is 100% leased to Crate & Barrel.

The rest of the acquisition activity was in medical office. We acquired a portfolio of three medical office buildings in Cincinnati from an existing customer. The buildings total 109,000 square feet and are 100% leased for 15 years to Bethesda North Hospital. We also acquired 105,000 square foot medical office building in Chicago that is 100% leased for 19 years to Loyola University Medical Center. Disposition activity was relatively light this quarter, with $65.3 million sold, of which $46.2 million was from seven suburban office assets which were only 81% leased, and $17.5 million from six nonstrategic, mostly flex industrial assets, and the rest from land. The non-core suburban office industrial dispositions comprised approximately 458,000 and 735,000 square feet, respectively, and had a weighted average age of over 21 years. Now, turning to development, I’m pleased to report that our development starts this quarter are off to the strongest start in several years, a testament to what we believe is a best-in-class development platform. We began 1.5 million square feet of 100% pre-leased industrial and medical projects consistent with our asset and operating strategy. In total, at the end of the quarter we have 2.4 million square feet across nine projects underway that are over 96% pre-leased in the aggregate. During the quarter, one new industrial development was started in Middletown, Delaware, totaling just over 1 million square feet, which is 100% pre-leased for 12 years. One new medical office development’s also started, a 117,000 square foot facility in Tampa, which is 100% leased to the VA for 20 years.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

We started a 375,000 square foot industrial project in Indianapolis that is 100% pre-leased to a global manufacturing company, Regal Beloit for 10 years. I’m also pleased to report that April we executed on another 100% leased new medical office building in central Texas with an estimated project cost of just over $43 million. We also have a solid backlog of industrial build-to-suit and medical office development opportunities which we’re working on. We’re also planning to move forward on a 421,000 square foot speculative industrial building on the site that we own in Chino, California. This project is in the Inland Empire West submarket, where the occupancy rate is over 93%, and there is very little land to develop. As we’ve alluded to on the previous call, this is one of the first markets it would make sense to develop speculatively. We’re also considering other markets for our speculative bulk development, but those starts would likely be very limited for the rest of this year. So as I said, from an operational perspective, the first quarter was an excellent quarter. Now I’ll turn our call over to Christie to discuss our financial results for the quarter.

Christie Kelly - Duke Realty Corp - RVP and CFO

Thanks, Denny. Good afternoon, everyone. As Denny mentioned, I’d like to provide an update on our first quarter financial performance, as well as progress on our capital strategy. Our first quarter 2012 core FFO was $0.24 per share. The decrease in core FFO per share from the fourth quarter of 2011 was expected and was reflected in our 2012 guidance, and resulted from the Blackstone sale transaction which closed in December, and the reduction in third party construction income as a result of the substantial completion of the BRAC third party construction project in 2011, which was also anticipated.

For the quarter, we generated $0.20 per share in AFFO, which translates into a dividend payout ratio of 85%. AFFO for the quarter was equal to the fourth quarter of 2011, also at $0.20 per share, and up from the $0.19 per share reported in the first quarter of 2011. As we have communicated previously, our asset repositioning strategy is not expected to be dilutive on an AFFO per share basis, because we are reducing our overall investment in the capex intensive suburban office product type. We are bearing this out with quarter-to- quarter equal AFFO, even with $1 billion sale to Blackstone. Overall, we are pleased with our operating results for the quarter and the momentum we have heading into the rest of the year.

With regard to the execution of our capital strategy, we issued 10.8 million shares of common stock, pursuant to our previously disclosed ATM program, at an average price of $13.93, which generated net proceeds of $147 million during the quarter. Given the strong acquisition activity, the increasing funding needs for the development pipeline, and our commitment to our de-levering, we thought it was an opportunistic time to dribble a moderate amount of equity into the market. As you’re aware, the ATM is highly efficient and cost effective, and can be well matched with the size and timing and funding with the nature of our investments. Going forward, we will renew the ATM at approximately the same level, and again intend to use it opportunistically as our business warrants. We also generated $65.3 million of proceeds from nonstrategic asset dispositions during the quarter. We also effectively utilized the remaining proceeds from the Blackstone transaction in accordance with the strategy we laid out for the announcement of that sale.

On March 5, 2012 we redeemed our $168 million of 6.95% Series M preferred shares, which will result in a $2.9 million ongoing quarterly reduction to preferred dividends. In addition to funding the redemption of the Series M preferred shares, we also utilized our available cash to complete $157 million in acquisitions, as well as to fund our continued development activity. At the end of the quarter, we had no borrowings outstanding on our line of credit, and $15 million of cash available with manageable debt maturities for the remainder of the year totaling $373 million. I will conclude by saying that I’m very happy with our progress in the first quarter, as we continued to execute in all aspects of our strategy. With that, I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Thanks, Christie. Yesterday we also reaffirmed our guidance for FFO per share of $0.94 to $1.06% for all of 2012. There are a number of moving pieces as a result of all of our activity, but suffice it to say that our solid leasing activity in the first quarter is providing positive momentum, but we still have a long way to go to finish the year.

We remain comfortable with the range of estimates for our key operating metrics we provided to you in January, but we do believe we will be near the high end of our average occupancy because of our strong start and the fact that we have only 5% of our leases expiring during the remainder of the year. So we are really, really pleased with our start to 2012. We see some signs that the positive momentum is carrying over into the second quarter, which gives us a general outlook that 2012 will be another great year for us.

Thanks again for your support of Duke Realty, and now we’ll open it up for questions.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

QUESTION AND ANSWER

Operator

Thank you.

(Operator Instructions)

Josh Attie, Citi.

Josh Attie - Citigroup - Analyst

Could you talk about some of the yields that you’re getting on the development projects, and can you talk separately about industrial versus medical office?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Sure, Josh. Again, when you look at the kind of development projects that we’re doing right now, these are basically build-to-suit projects that we’ve started so far. They all have long-term leases. I think the shortest lease term we did with the new development this quarter was a 12-year lease. So there isn’t - at this point in time it’s a little hard to say whether there’s much variance between the industrial and medical office. Again, these are big bulk warehouse buildings with credit tenants, long-term leases, and then medical office buildings or on-campus facilities, hospitals, taking basically 100% of the space. So the going-in yields are really pretty comparable right now. As I mentioned on the call, what we always call our initial stabilized yield, so it’s basically our initial yield on these kind of build-to-suits, was just over 7%, but also, in all of these projects, we get annual rent increases for over the term of the lease. So if you look at our average rents over the term of the lease, it’s probably closer to being in the 8.25% to 8.5% range, and that’s really what we’re seeing on the build-to-suit side today.

Josh Attie - Citigroup - Analyst

For the speculative project that you mentioned in California, what kind of yield would you expect to get on that?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I would tell you at today’s market rates out in southern California, the yield on that project would be kind of in the low 7%s, high 6%s, low 7%s, which is still a pretty good spread over what things are trading for out there today.

Josh Attie - Citigroup - Analyst

The pipeline today is around $350 million. I guess what does the backlog of projects look like, and as you look out 12 months, at the end of the year do you see the pipeline being substantially larger than it is today?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, again, I think our guidance for this year was sort of in the $200 million to $300 million of starts range, and again, we’re off to a great start, in my opinion, because we signed about $120 million in the first quarter, and as I mentioned, we’ve signed another medical office building of about $43 million here in April. So we’re at $160 million through the first four months against that $200 million to $300 million. So we feel pretty good. There’s a backlog on both the build-to-suit industrial and the medical office. I would tell you right now, that backlog, you can use a lot of different kind of projects. So I hesitate to put a number on it because of probability of execution varies quite a bit, but I do think the medical office backlog’s a little bit bigger than the bulk industrial backlog today.

Again, I think with the start we’re at this year, I think we’re very comfortable being in that range, and hopefully closer to the top end of that range on development starts this year. Then as far as looking ahead, I think if things continue to improve in the economy, albeit very slowly like they are today, then we would expect that pipeline to hold up and maybe grow a little bit. Really, what we think in a normal environment for our business model today, we think that the development, if you have an economy that’s kind of hitting on all cylinders, that that development starts for us could be in the $400 million to $500 million range.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Josh Attie - Citigroup - Analyst

As you use capital to fund that, if the development pipeline were to increase another $200 million, does that necessitate more equity to fund that in order to keep the leverage neutral? Is that the way we should think about funding for growth?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, that’s the way you should think about I it. We’re certainly not going to increase our leverage profile as we go forward and grow.

Operator

James Feldman, Bank of America.

James Feldman - BofA Merrill Lynch - Analyst

I guess along similar lines, you have $620 million of land in the balance sheet. Can you talk a little about where that land’s located and how it aligns with maybe where you see the opportunity for development, especially spec development?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Sure, Jamie. About $120 million of that is really in the portfolio that we have designated for sale, and I guess about 2.5, going on 3 years now, that’s the land that have picked and paired, and we’re working through the sale on that. We have a couple of sales in the first quarter. Our backlog on the sale of land is probably a little bit higher than it’s been for a while. We’ve got a few transactions in process. So I think we’ll make some nice progress on disposing of that land, some more of that land, before the end of the year. Then there’s about $500 million of land on the development side. 70% of that is bulk industrial land, and it’s really located across the markets.

There’s a fair amount in a lot of our Midwest cities where we’ve had land for a long time, and it’s relatively inexpensive to carry in the scheme of things. We basically have bulk industrial land in almost all of our markets, and again we will look at opportunities when the time is right to start speculative projects on some of that land, but again, we’re also chasing build-to-suits. Build-to-suit that we signed here in Indianapolis in the first quarter was on land that we owned. Then we have about 30% of that land is still some office land, and it’s really, again, also spread around the country. For the most part, we’re marketing that land to do build-to-suit developments on. As you could imagine, there just aren’t a lot of build-to-suit developments. We signed a big one last year with Primerica, which is on our land down in Atlanta, but there’s not a lot going on there. We’ll work our way through that office land also.

James Feldman - BofA Merrill Lynch - Analyst

Okay. So of the 70% that’s bulk industrial, how much of that would you say is kind of main and main where you’d want to actually start construction? I guess what I’m getting at, like in the Inland Empire, anywhere else you build spec, do you think you’ll need to take down land to get started?

Denny Oklak - Duke Realty Corp - Chairman and CEO

To buy additional land to get started, is that what you’re saying?

James Feldman - BofA Merrill Lynch - Analyst

Well, the one you announced in Inland Empire, was that on land you owned, or you have to buy the land?

Denny Oklak - Duke Realty Corp - Chairman and CEO

It’s on land we own, yes.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

James Feldman - BofA Merrill Lynch - Analyst

Okay. So then of the 70% that you said is bulk industrial, how much of that is well-located where if you were to build in that market, that’s the land you’d use?

Denny Oklak - Duke Realty Corp - Chairman and CEO

All of it.

Christie Kelly - Duke Realty Corp - RVP and CFO

All of it.

Josh Attie - Citigroup - Analyst

It is, okay.

Christie Kelly - Duke Realty Corp - RVP and CFO

Because we went through that over the past couple of years, Jamie, since we refined our strategy in ‘09, which is how we ended up with the buckets of for sales and help and we view that to be main and main.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Anything we didn’t believe we were going to develop, we moved over into that for sale bucket, and we continue to monitor that.

James Feldman - BofA Merrill Lynch - Analyst

Okay. So it’s safe to assume if you guys do additional spec, you won’t need to take down land?

Denny Oklak - Duke Realty Corp - Chairman and CEO

That’s right.

James Feldman - BofA Merrill Lynch - Analyst

Okay, and then can you just give us a little bit more color about the pipeline of demand, both on warehouse and suburban office, kind of what to expect for the remainder of the year in terms of like conversations you’re having on the leasing side?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I think first, starting with the industrial side, we’re up to 93.6% leased now, which is starting to get back into the range of closer to where we think that stabilized portfolio would run. In a normal environment, again, I think we’d run at 95%, 96% there. So I still think that business is pretty good. The demand seems pretty solid there. So hopefully we can continue to make progress on that 93.6% and get it up into the 94% range before the end of the year, and I think there’s a good possibility, if everything stays fairly stable. The suburban office business, again as I said in our remarks, I’m just not sure what’s going to - when that’s going to turn around. I think we know what’s going to drive it, which is going to be some increasing employment and people starting to hire again, but it’s still really pretty hard to say when that’s going to happen, and I don’t hold out any high hopes that we’re going to increase that occupancy very significantly during the rest of the year.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corp - RVP and CFO

I think the only other point that I’d add to what Denny just said, Jamie, is that part of the running in place on the offices, clearly given what’s happening overall, just in the macroeconomic environment, but the other thing too is it’s a bit of a self-fulfilling prophecy with us as well, because as our team works to lease up the office portfolio, to the extent that those properties are located and are part of our more nonstrategic disposition list as outlined in our asset strategy, as we lease them up, we’re selling them to make sure that we get appropriate value.

Operator

Paul Adornato, BMO Capital Markets.

Paul Adornato - BMO Capital Markets - Analyst

Denny, could you talk a little bit about the competitive environment for bulk distribution development, as well as medical office development? Has competition really returned to the development sector?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, I think there is a lot of competition on both sides, and I’ll talk about each one specifically. I think on the bulk industrial, obviously there’s still a lot of developers, and I would say both on the public and private side, and you know who they are, that are chasing the industrial build-to-suits that are out there today. Maybe there’s not quite as many competitors as there was towards the end of the last cycle, but there’s still enough that pretty much all the projects are competitive and they’re all competitively bid, and I think that goes across all the markets. So I would say every industrial project we’re bidding on has at least two or three developers, usually more like three to five developers bidding on a project.

Then on the medical office side, again, it’s generally competitive but the medical office side can also be driven more by the hospital system relationships that we have. So again, just as an example there, we bought those three buildings in Cincinnati from the Tri Health system down there, and we’ve got a long relationship with them, and I think there’s opportunities to do development with that system, because we’re really their real estate partner now. Those are not necessarily competitively bid, but everybody knows what the market is, so our pricing has to be competitive to get it, even with that relationship. I guess one other thing I’d say on the industrial side is, again going back to really Jamie’s question, a lot of times it’s driven by the land parcels and the location of the land. So again, as I’ve said, we’ve got great industrial land in all our markets. So that helps us get some of those deals.

Paul Adornato - BMO Capital Markets - Analyst

Okay, and I’m looking at the hurdle rate to start up a development project. Has that hurdle rate changed as the cost of capital has changed, or is that an absolute level?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I think we’ve held it pretty consistent, but for the most part our hurdle rates are going to be fairly different, fairly significantly different, for like speculative project versus build-to-suits. We’ll certainly be more aggressive on build-to-suit projects, good, solid industrial or medical office buildings that are pre-leased. We’re going to be pretty aggressive on those, and as I mentioned, that was really what all of our starts were in the first quarter. So hence, sort of a 7% starting rental yield on those. On speculative projects, with the exception of Southern California, you’re going to see higher starting or stabilized yields than what you’re seeing when we’re in the build- to-suit business. Does that answer your question, Paul?

Paul Adornato - BMO Capital Markets - Analyst

Yes, it does. Thank you.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Operator

Ki Bin Kim, Macquarie.

Ki Bin Kim - Macquarie Research Equities - Analyst

If we could talk about your capital deployment activities. It seems like a lot of the stuff that you bought this quarter were fully leased and a lot of kind of Midwest type of markets, and at the same time you’re - I’m sorry, the ones that you’re buying and the ones you’re selling are much higher yielding assets, and just curious, what’s the upside of buying assets at a 6%, 7% cap that’s almost 100% leased?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, these have long-term leases. They’re stable. They’ve all got rental rate growth built into them, both on the industrial side and on the medical office side. Basically, on all these, those numbers you’re seeing are really a cash-on-cash yield that’s going to grow, because again, they’re long-term leases and there’s virtually no capital expenditures needed, probably from anywhere from 5 to 10 years on these projects we’re buying. So again, they’re certainly accretive over the shorter and longer term. What we have been focused on really hasn’t changed from what we’ve been doing the last couple of years.

We’re selling our older, nonfunctional, mostly office assets. We sold a few industrial assets this quarter but they were some older flex buildings down in Cincinnati that had been on our target list, and we were able to move those, but most of them are older office buildings. As I mentioned, they were only 80% leased, and with an average age of over 20 years. The other thing that I would say is our cap rates, the way we quote our cap rates, is a stabilized yield, and that stabilized yield that we’ll quote, like on that 9.7% would assume that that property’s somewhere leased between 90% and 95%. Well, those properties may have not been at 90% to 95% leased for a long time. So in place is probably closer to 8%, 8.25% on those properties, but that’s just the way we’ve always done those, and it’s as much of an art as a science on calculating cap rates on dispositions.

Ki Bin Kim - Macquarie Research Equities - Analyst

If I can clarify that point. So when you quote stabilized yields for acquisitions and development, it’s based on a stabilized yield based on occupancy, or is it also incorporating kind of a straight line rent?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, it’s based on occupancy, but it would also consider our estimated cost to lease up the property.

Ki Bin Kim - Macquarie Research Equities - Analyst

Why not just pursue - I mean, you shifted your portfolio in a pretty significant manner in the past 1.5 year, and I think a lot of heavy lifting’s been done. So why not be a little bit more strategic in your acquisitions or dispositions, in piecemeal, and try to top tick more of the bids, and maybe pursue kind of an under lease acquisitions, or not just buying fully stabilized assets where you’re going to get a straight yield for 10 years?

Christie Kelly - Duke Realty Corp - RVP and CFO

I just want to jump in there, Ki Bin, because we’ve been at this, just in terms of the specificity associated with the asset repositioning strategy since ‘09. So I just want to remind everybody that we’ve spent, of that 20%, I mean, call it 50% of that $1 million in assets that we were proposing to lease up. Take a look back at what we did in South Florida, the Dugan transaction, I mean just to start to rattle them of. So we haven’t just been buying stabilized assets. I know it seems like that as we’ve become just even more laser focused on specific markets that Denny wants to be in for all the right reasons, but please don’t forget about what we’ve done over two years here, and moving a couple billion dollars.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corp - Chairman and CEO

Ki Bin, the only other thing I would say is, I’m not sure what your aversion to stabilized assets is. I mean, there’s really nothing wrong with them. They’re really great assets. As I said, they’re immediately accretive to AFFO growth going forward, because you’ve got virtually no capital expenditures and you’ve got rental rate growth. So you’re kind of talking about them like that’s a bad thing, but I don’t think it is.

Ki Bin Kim - Macquarie Research Equities - Analyst

I guess I’m looking at it on a relative basis to maybe more development, at least look like have a much higher return even at the build-to-suit level, and at the same time I think last time we spoke, you guys mentioned that you guys were pretty close to your de-leveraging targets. Yet you still issued equity at $13.60 a share. I think that’s probably in the low 7% cap rate, and I was kind of just combining everything together. It seems like is that the best use of capital?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, we actually issued a $13.90 a share. You guys all got to remember that every time we issue something, it costs us fees to do that. As Christie mentioned, the ATM is a very efficient way to do that equity raise when you look at the fee side. So again, we use that strategically. I think it was a great time for us to use it in this quarter, when you look at really, mainly the development pipeline that we’re building. We’ve got a $350 million development pipeline, and as Josh asked at the beginning, and I’ll reiterate, you can expect us to see us fund that kind of growth through development in line with our capital structure today. So that’s going to require roughly 50% common equity, and that’s what we’re going to do, because we’re not going to increase our leverage ratios.

Christie Kelly - Duke Realty Corp - RVP and CFO

And I think, Ki Bin, too, in putting together the ATM program, we put that in place in February of 2010. We started executing on it after two years from inception, and we said that we were going to use that program opportunistically. When we announced it, it was sized at $150 million, which was expected to be at 6% to the total shares outstanding. There are 40 other entities that have issued ATMs since 2011 through year-to-date that we know as of the end of February 2012. 50% of those have re-upped on their ATMs and they’ve been larger, and in terms of overall execution, as Denny said, we issued at a VWAP that was better than the weighted average price since inception, that was better than the weighted average price over the trailing 12 months, that was better than the weighted average price over the past six months, and that was better than the market price over the past 1.5 months that we executed. If you take a look at the volume that we executed on, we were executing at 3% to 18% of the total volume that day, taking advantage of the volatility in the markets. So I think it was all in all, first of all, immaterial. We don’t take issuing equity lightly, but $150 million given the size of our business and the use of proceeds, I mean, it had no effect.

Ki Bin Kim - Macquarie Research Equities - Analyst

Okay.

Denny Oklak - Duke Realty Corp - Chairman and CEO

I just want to add one other thing, Ki Bin. We’re talking about taking on more risk profile. I remind our folks all the time that we still have 10 million square feet of vacancy out there. There’s plenty of risk left in that vacancy. We have lease expirations. Although we’re in great shape this year, we always have lease expirations coming at us. So there’s still plenty of risk in our business, and I’m focused on managing the overall risk. So I’m not really inclined to go buy properties that add significantly to that vacancy, because I think we’ve got enough right now.

Christie Kelly - Duke Realty Corp - RVP and CFO

We’re still working on de-levering. We’ve got goals out there as stated, and we’ve still got a little work to do, and we’re going to keep chipping away at it as we’ve communicated. So we’re in good shape.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Ki Bin Kim - Macquarie Research Equities - Analyst

I’m taking a lot of time, but so are you planning to re-up the ATM, and what are your thoughts on future equity issuances, and are you going to tie it to - and does it have to be tied to certain activities?

Christie Kelly - Duke Realty Corp - RVP and CFO

No. I think in my statement I did mention that we were going to re-up, because it’s a prudent thing to do. As I mentioned, there are 40 other REITs out there that are doing it, and we execute it very effectively. So yes, and I think you would expect us to do that. In terms of tying it to any one specific activity, no, and I think our performance speaks for itself. We waited until it started to make sense over the past couple of years, and I think we executed pretty well, given the current operational profile, and in complimenting our asset strategy, and we’ll keep doing that with minimum effect to our overall performance.

Ki Bin Kim - Macquarie Research Equities - Analyst

Okay, and just last quick question. On your development page, on page 28, you guys quote your yields, projected yields versus projects that you finished. So just a couple quick questions. One, how do you account for land basis on those yields? Second, on the page before, why not just provide projected yields on stuff you have under construction?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, your first question on 28, the land is at our basis, which is basically our original cost because, as we said, we haven’t impaired any of the development land. There’s a big reason why we don’t show each development yield on page 27. That’s a competitive reason. I don’t necessarily want to show my competitors or our customers exactly what my yield is on any specific building. That’s why we don’t show it here.

Ki Bin Kim - Macquarie Research Equities - Analyst

I guess I meant in total, also. Okay. Thank you. Done.

Operator

Dave Rodgers, RBC Capital Markets.

David Rodgers - RBC Capital Markets - Analyst

Given the industrial build-to-suits that you’ve announced, it seems that large block demand continues to be fairly robust in the bulk industrial business. When you look down at maybe the 30,000, 40,000 square foot blocks, have you seen any more positive traction in there over the last, say three to six months, and then do you feel better about the direction of the smaller spaces in industrial?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, I’d say definitely, Dave. When you think about it, think about some of those stats that we mentioned. We had 7.4 million square feet of industrial leasing, and so you take out a couple million square feet, one for the build-to-suit, one for the Carter’s deal, and then the only other one we really talked about that was large was that 300,000 square foot deal we did down in Cincinnati. So the rest of those, you had 4 million to 5 million square feet, which were all smaller type deals. So we’re talking under probably 200,000 square feet for the most part. So that activity, that’s pretty good for a quarter to have that much activity on the industrial leasing side in that size spaces.

David Rodgers - RBC Capital Markets - Analyst

Your effective rents in industrial, I think in the first quarter and maybe it’s a small sample size versus last year, were down quite a bit. What were your cash leasing spreads in the quarter, and was there a big mix shift from last year to the first quarter, or was it just more aggressive pricing?

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corp - Chairman and CEO

That number is probably being driven by that deal in Atlanta because it was such a big part of it. As I mentioned in my prepared remarks, that was a pretty competitive rate on that deal, but we liked it because we only had three months of down time. We got the space filled. We didn’t spend much at all in the way of capital expenditures on that tenant, and we get nice rent bumps, It’s an 11-year lease, So we have low capex and we’re spreading it over 11 years, which is great. So a lot of the metrics we use, even though the initial rental rate was lower, that lease looks really good when you look at it. Then the other thing with that, only thing I would add, Dave, is that tenant who left in that space was signed back in ‘06 or ‘07, and their rent was quite a bit higher, So there was some roll-down there. I think a lot of times when you’re looking at those numbers, Dave, it just can really depend on the mix. If you got a lot of larger spaces in there, maybe those numbers will look a little lower than they would if you have four smaller spaces.

David Rodgers - RBC Capital Markets - Analyst

Maybe to ask it a different way, and I appreciate that color, how do you feel about rental rates in the bulk industrial portfolio from a market perspective versus 3, 6, 12 months ago?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I think it’s getting better. I think it’s getting better because in all markets, pretty much occupancy has going up, and we’re starting to see, in almost every bulk industrial market, pretty solid occupancy, and as you mentioned, I think you said at the beginning, there’s a lot of these larger vacancies that have been taken, but it’s still a little bit difficult to get a lot of traction on rental rate growth, because it’s still the demand is good but it’s still not necessarily booming out there. I think when you look at it, there’s just been a handful of build-to-suits around the country, really, so far this year. That business is starting to pick up, but until we really see that and then see the demand pick up, it’s still pretty hard to get a lot of traction on rental rates. I certainly think it’s headed in the right direction. I think it’s better than it was six or nine months ago.

David Rodgers - RBC Capital Markets - Analyst

Okay. Last just follow-up question from me is, could you provide us a range, and I know this will vary by market, but if possible, provide us a range of development and construction costs for each of your three property types, given kind of where the bulk of your land for new development is today?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, that is kind of hard to do when you’re looking. I would tell you, just to give you a range, I think most Midwest markets are in the $35 to $40 for bulk industrial, again depending on how big it is. If you look at Southern California, it’s more like $70 a square foot. Just trying to think where other - places like Atlanta and Dallas, again probably $40 to $45 a foot. On the medical office side, it’s really hard to say because these buildings vary pretty significantly among all those properties that we own and it’s not necessarily driven by geography. Some of it is a little bit, but not a lot because most of those are on land leases. So we just have long-term ground leases, the ground rentis just passed to the tenant, who pays it. So it’s just building costs, and quite honestly those could range from in the low $200 a foot to up to close to $400 a foot, depending on how the building’s built and what you have in it.

David Rodgers - RBC Capital Markets - Analyst

Is that with land?

Denny Oklak - Duke Realty Corp - Chairman and CEO

No, that’s without land because, again, they’re almost all on ground leases.

David Rodgers - RBC Capital Markets - Analyst

With the industrial, though. I’m sorry.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corp - Chairman and CEO

That industrial is with land, yes. Sorry.

Operator

Blaine Heck, Wells Fargo.

Blaine Heck - Wells Fargo Securities - Analyst

So looking at your same store pool, it looks like occupancy decreased around 50 bps since Q4, and acknowledging that’s not quite apples-to-apples sequentially, pretty big difference from the 140 bp increase you saw in the total portfolio. Just wondering if you could give some color on reconciling the two of those?

Christie Kelly - Duke Realty Corp - RVP and CFO

Sure, Blaine. I think I can take a jump in there for you, because I saw that in the notes the other night. Same store, I think you mentioned was about 50 or 60 bps in terms of the population for the quarter. That’s correct. A couple of other things that we had going on in there, you’ve got, in terms of the total - the total versus same store, the same store population measures the same property population that’s been in effect for 24 months. Total is everything. So you’ve got development starts in there, acquisitions, dispositions, which is about 15 to 20 basis points, and then you also have the impact of other leasings, such as the Carter lease that Denny mentioned, which is the other piece of the variance, which is not in the same store population.

Blaine Heck - Wells Fargo Securities - Analyst

Okay. Okay, and then second question. If I take your core result from the first quarter, $0.24, and kind of assume that the savings from the preferred redemption roughly offsets the dilution from the ATM issuance, that puts you at pace to do around $0.96 for the year. Just wanted to get some color on what you thought the earnings progression for the rest of the year was going to be like, and kind of what needs to happen to hit the midpoint to upper end of guidance?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I think the first quarter I’ll say a couple things about. It’s generally our lowest quarter because there’s just different things that happen in the first quarter. There’s some cyclicality to our service business, there’s some things on the overhead side that just always get recorded in the first quarter rather than spread.

Christie Kelly - Duke Realty Corp - RVP and CFO

Timing.

Denny Oklak - Duke Realty Corp - Chairman and CEO

It’s a timing difference. Then in this particular first quarter, we were still redeploying the proceeds from the Blackstone transaction at the beginning of the year, for really the first couple months of the year. So again, obviously if we end up at the midpoint of our guidance, it’s going to have to increase a little bit on a quarterly basis going through, and again, as we said, we’re comfortable with the guidance that we put out there.

Operator

(Operator Instructions)

John Stewart, Green Street Advisors.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

John Stewart - Green Street Advisors - Analyst

Denny, could you give us a sense for which markets, aside from the Inland Empire, you’d be looking at spec development on bulk industrial?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, if you ask my guys in the field, I’d have to tell you all of them. They’d all love to try to build a spec one, but I’m not quite sure. I’d say I think we’ve had some guys sort of seriously look at them in possibly Indianapolis, maybe in Dallas if it fit a certain profile, and Houston probably is one where you could justify some, and again, in certain submarkets there. In my opinion, John, it doesn’t really go a whole lot deeper than that right now. Again, I think I would probably include South Florida in that list, but we really don’t have any developable industrial land in South Florida. That’s one of the reasons we really wanted, and are so happy we got the Premier portfolio last year, because we didn’t really have any land to develop down there. So I think South Florida, though, for people who have land available, spec product is certainly a consideration there.

John Stewart - Green Street Advisors - Analyst

Okay, and on the acquisitions for the quarter had a pretty distinctly Midwest flavor. Is that a shift in strategy at all, or just a small sample size?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Small sample size. I mean, I think we got a really nice deal on those couple buildings in Columbus. Clearly, Chicago is on our target list for bulk industrial. So we’ll keep - you’ve seen us acquire through last year and into this year in Chicago, and then again if you look at the medical office business, again, is really less geographic focused and more health system focused, and with the Tri Health system in Cincinnati and the Loyola system in Chicago, where our acquisitions were this quarter, both very good healthcare systems.

John Stewart - Green Street Advisors - Analyst

Okay, and I wanted to just come back for a moment to the capital allocation line of questioning. Certainly sympathetic to the desire to kind of reduce the risk profile, and certainly continue to reduce leverage, particularly considering what we’ve all been through the past several years, but maybe if you could just help us understand what hurdle you’re trying to beat, and let’s maybe focus on acquisitions, again understanding that there is some built-in rent growth, but just when you’re buying fully leased at a relatively low going in yield, what’s the hurdle that you’re looking to beat?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I think what we’re looking at those on the basis of are they accretive to us.

John Stewart - Green Street Advisors - Analyst

On what basis?

Denny Oklak - Duke Realty Corp - Chairman and CEO

I’m sorry.

Christie Kelly - Duke Realty Corp - RVP and CFO

AFFO.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, to AFFO. Are they accretive to us on an AFFO basis? If they are, and it’s good property and we’re executing on our asset strategy, and we’re not doing any damage to our capital strategy, then I think the acquisitions make sense. So the issue, though, is with a company our size, it’s hard to notice the accretion when you’re doing $150 million in the quarter, even. You don’t see it for a while, but it’ll come into place, because once you get them you’re not going to see the accretion in the first quarter and then it’s going to happen some in the future quarters, and then you’re going to get more as the rental rates grow. So it just takes a while for that accretion to come into place, too. Did that answer your questions, John?

John Stewart - Green Street Advisors - Analyst

Well, I guess ultimately where do you peg your cost of capital?

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I mean, there’s a lot of different ways to calculate it. The way we normally look at it is our cost of debt on a 10-year basis, plus, sort of our FFO yield on our stock price, and if you -

Christie Kelly - Duke Realty Corp - RVP and CFO

I think now it’s about $5.33.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Well, I would say it’s higher than that.

Christie Kelly - Duke Realty Corp - RVP and CFO

if you go 50/50 leverage.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Yes, it’s in the probably 5.5 to 6, low 6 range today.

John Stewart - Green Street Advisors - Analyst

Okay, and then lastly, just a housekeeping question, it looked like same store expenses were up quite a bit sequentially, and I wouldn’t have expected to see that much seasonality or snow removal. Anything that you can explain for us there?

Christie Kelly - Duke Realty Corp - RVP and CFO

I think they’re down, John.

John Stewart - Green Street Advisors - Analyst

Just looking from the fourth quarter supplemental to the first quarter, it looked like same store expenses were up, by $1 million or so.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corp - Chairman and CEO

That’s hard to do, John, because you’ve got a different population every quarter.

Christie Kelly - Duke Realty Corp - RVP and CFO

Right.

John Stewart - Green Street Advisors - Analyst

Maybe we can follow it offline, but it didn’t look like there was much of a change in terms of square footage or anything else, so happy to follow up offline.

Christie Kelly - Duke Realty Corp - RVP and CFO

That sounds good, John.

Operator

Vincent Chao, Deutsche Bank.

Vincent Chao - Deutsche Bank - Analyst

Just a follow-up question on the same store NOI, maybe asked a little bit differently. I mean, it was a pretty strong result year-over-year this quarter. Was there anything seasonal in that in terms of the snow removal costs, and should investors be looking for something in that upper 4%s range, guidance obviously is a lot lower than that for the full year.

Denny Oklak - Duke Realty Corp - Chairman and CEO

No. No, I think it was higher this quarter, again, because as we’ve said, as we go through this year we’re building off a bigger base each quarter, because we had nice same store growth throughout 2011 too. So we don’t think the first quarter’s indicative of where we’ll end up for the full year, and that’s the guidance that we always give, is for the full 12 month calendar year.

Vincent Chao - Deutsche Bank - Analyst

Okay, but outside of increasingly difficult comparisons, there’s nothing else sort of seasonal in the number this quarter?

Denny Oklak - Duke Realty Corp - Chairman and CEO

No. We always hesitate to have people look at quarterly numbers because there can be stuff that goes both ways within a quarter, but I don’t think there’s anything real specific in there today.

Operator

Thank you, and I’ll turn it back it back to our speakers at this time.

Denny Oklak - Duke Realty Corp - Chairman and CEO

Okay. Thanks, everybody. We appreciate you being on the call, and we’ll talk to you again in next quarter. Thanks.

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APRIL 26, 2012 / 07:00PM GMT, DRE - Q1 2012 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corp - RVP and CFO

Take care.

Operator

Ladies and gentlemen, this concludes our conference call for today. We thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

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